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                                                                    Exhibit 3.28

STATE OF LOUISIANA
PARISH OF EAST BATON ROUGE

                           ARTICLES OF INCORPORATION
                                      OF
                       ST. CHARLES GAMING COMPANY, INC.


     BE IT KNOWN, that on this 18th day of January, 1993, personally came and appeared before me, the undersigned Notary Public, the incorporator or incorporators named below, who are referred to herein in the plural, whether one or more, all of full age of majority, who declared to me, in the presence of the undersigned competent witnesses, that availing themselves of the provisions of the Louisiana Business Corporation Law (LSA-R.S. 12:1, et seq.), they hereby organize a corporation pursuant to the following Articles of Incorporation:

                                 ARTICLE I

     The name of this corporation is St. Charles Gaming Company, Inc.

                                 ARTICLE II

     The purpose of this corporation is to enter into any lawful business under the laws of the State of Louisiana, either for its own account or for the account of others, as agent, and either as agent or principal, to enter upon or engage in any kind of business or activity of any nature whatsoever which corporations under the Louisiana Business Corporation Law may engage and to the extent not prohibited thereby to enter upon and to engage in any kind of business of any nature whatsoever in any other state of the United States of America, any foreign nation, and any territory of any country to the extent permitted by the laws of such other state, nation or territory.

                                 ARTICLE III

     The duration of the corporation is perpetual.

                                 ARTICLE IV

     The aggregate number of shares which the corporation shall have authority to issue is 100,000 shares of capital stock having no par value.

                                 ARTICLE V

     The full name and post office address of the incorporators are:

               Barry W. Miller
               3029 South Sherwood Forest Blvd.
               Suite 110
               Baton Rouge, Louisiana 70816
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                                 ARTICLE VI

     Any corporate action of shareholders, including specifically, but not by way of limitation, adoption of amendments (including alterations, changes and repeals) to the Articles, approval of merger and consolidation agreements, authorization of voluntary disposition of all or substantially all of the corporate assets and removal of a member of the Board of Directors, may be taken on affirmative vote of 60% of the voting power of the shareholders and classes thereof, if any, as shall be entitled to vote.

                                 ARTICLE VII

     No stock held by any stockholder of this corporation shall be sold or transferred upon the books of the corporation without first giving this corporation and then the other stockholders an opportunity to buy the stock as follows:

     Any stockholder desiring to sell all or any part of said stockholder's stock shall first offer said stock for sale to this corporation and then to the other stockholders for not more than the price at which the stockholder desires to sell it to a third party. The corporation shall have a period of thirty (30) days in which to purchase said stock from the date on which the stockholder desiring to make such sale, shall file written notice with the Secretary of this corporation of said stockholder's desire or intention to make said sale, giving the terms and conditions at said sale is proposed to be made. Should the corporation fail to exercise the option granted herein to it to purchase said stock during the said thirty (30) day period, then the Secretary shall so notify the other stockholders of said fact and for a period of thirty (30) additional days the stockholders who may desire to purchase said stock shall have the right to do so on a proportionate basis based on the number of shares of stock owned by each stockholder desiring to participate in said purchase. At the expiration of the said sixty (60) days, if neither this corporation nor any of the stockholders have exercised this option to purchase said stock, then said stockholder may sell it for not less than the price and upon the same terms as were stated in said stockholder's notice to this corporation. In the event of the death of a stockholder, these provisions shall not apply to the transfer of the decedent's stock to heirs or his legatees, but shall be binding upon said heirs and legatees.

                                 ARTICLE VIII

     No sale of any stock of this corporation shall be valid or binding until and unless opportunity to purchase such stock shall have first been given to this corporation and to the other stockholders in accordance with the provisions of the foregoing Article VII and this right and option so vested in this corporation and its stockholders to purchase said stock shall follow any of the stock of this corporation which may be attempted to be sold without compliance with the provisions of the foregoing Article VII into any hands into which said shares of stock may be passed. Such rights may be exercised against the holder or holders of such stock up to sixty (60) days after such shares are tendered for transfer on the books of this corporation, and no transfer of nay such shares shall be made on the books of this corporation without the written consent of all of the other record

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holders of outstanding common stock of this corporation during the pendency of said sixty (60) day period.

                                 ARTICLE IX

     Consent in writing to corporate action may be given by shareholders having that proportion of the total voting power which would be required to authorize or constitute such action at a meeting of the shareholders.

                                 ARTICLE X

     A. All of the corporate powers of this corporation shall be vested in, and all of the business and affairs of this corporation shall be managed by a Board of Directors.

     B. The number of the directors shall be such number, not less than one (1) nor more than fifteen (15) as may be designated in the bylaws and if not designated, as may from time to time be elected by the shareholders, except that when all of the outstanding shares are held of record by fewer than three shareholders, then there need be only as many directors as there are shareholders, but this shall not prevent a greater number of directors as aforesaid.

     C. The Board of Directors shall have authority to adopt, make and alter bylaws, including the right to make and alter bylaws fixing their number, qualification, classification or terms of office and of fixing or increasing their compensation, subject to the power of any affirmative vote of sixty percent (60%) of the voting power of the shareholders to change or repeal the bylaws so made.

     D. Any director absent from a meeting of the Board of Directors or any committee thereof, may be represented by any other director who may cast the absent director's vote according to his or her written instructions, general or special.

                                 ARTICLE XI

     Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within two (2) years after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts of the corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership, to the corporation, and the corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board of Directors may at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of any cash or property dividend or redemption price or (b) issuance of any shares, ownership of which has reverted to the corporation pursuant to this Article, to the entity who or which would be entitled thereto had such reversion not occurred.

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                                 ARTICLE XII

     Shareholders shall not have preemptive rights.


                                 ARTICLE XIII

     In the election of directors, each shareholder of record shall have the right to multiply the number of votes to which he is entitled by the number of directors to be elected, and to cast all such votes for one candidate, or distribute them among any two or more candidates.


                                 ARTICLE XIV

     Special meetings of the shareholders may be called by the President or by a majority of the Board of Directors.


                                 ARTICLE XV

     The incorporators, officers and directors of this corporation claim the benefits of limitation of liability of the provisions of LSA-R.S. 12:24C (1968, as amended 1987) to the fullest extent allowed by law as fully and completely as though said provisions were recited herein in full.

     THUS DONE, READ AND SIGNED in multiple originals in my office in the State and Parish aforesaid, on the day, month and year hereinabove set forth, in the presence of the undersigned competent witnesses and me, Notary, after due reading of the whole.

WITNESSES:                             INCORPORATOR:


/s/ R.L. Lerronge                      /s/ Barry W. Miller
-------------------------              -------------------------------
                                       Barry W. Miller

/s/ Patricia Williams
-------------------------

     SWORN TO AND SUBSCRIBED before me, notary public, on the date aforementioned.

                    /s/ Michael Shell
                    ------------------------
                    Notary Public

(Notary Seal)

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                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                       ST. CHARLES GAMING COMPANY, INC.

     St. Charles Gaming Company, Inc., a Louisiana corporation (the "Company"), through its undersigned President and Secretary, and by authority to its shareholders, does hereby certify that:

     FIRST:   Crown Casino Corporation, a Louisiana corporation ("Crown"), and
Louisiana Riverboat Gaming Partnership, a Louisiana general partnership ("LRGP"), the only shareholders of the Company, adopted the following resolutions to amend the Articles of Incorporation (the "Articles"), as in effect prior to the date hereof, by written consent dated June 9, 1995. The amendments to the Articles set forth herein, accurately set for the amendments adopted by Crown and LRGP.

     SECOND:   The amendments have been effected in conformity with law.

     RESOLVED, that Article VI of the Company's Articles, which currently reads as follows:

          Any corporate action of shareholders, including specifically, but not by way of limitation, adoption of amendments (including alterations, changes and repeals) to the Articles, approval of merger and consolidation agreements, authorization of voluntary disposition of all or substantially all of the corporate assets and removal of a member of the Board of Directors, may be taken on affirmative vote of 60% of the voting power of the shareholders and classes thereof, if any, as shall be entitled to vote.

be, and it hereby is, amended to read as follows:

          Any corporate action of shareholders, including specifically but not by way of limitation, adoption of amendments (including alterations, changes and repeals) to the Articles, approval of merger and consolidation agreements, authorization of voluntary disposition of all or substantially all of the corporate assets and removal of a member of the Board of Directors, may be taken on affirmative vote of 60% of the voting power of the shareholders and classes thereof, if any, as shall be entitled to vote.

     RESOLVED, that Article VII of the Company's Articles, which currently reads as follows:

          No stock held by any stockholder of this corporation shall be sold or transferred upon the books of the corporation without first giving this corporation and then the other stockholders an opportunity to buy the stock as follows:

          Any stockholder desiring to sell all or any part of said stockholder's stock shall first offer said stock for sale to this corporation and then to the other stockholders for not more than the

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price at which the stockholder desires to sell it to a third party. The corporation shall have a period of thirty (30) days in which to purchase said stock from the date on which the stockholder desiring to make such sale, shall file written notice with the Secretary of this corporation of such stockholder's desire or intention to make said sale, giving the terms and conditions at which said sale is proposed to be made. Should the corporation fail to exercise the option granted herein to it to purchase said stock during the said thirty (30) day period, then the Secretary shall so notify the other stockholders of said fact and for a period of thirty (30) additional days the stockholders who may desire to purchase said stock shall be the right to do so on a proportionate basis based on the number of shares of stock owned by each stockholder desiring to participate in said purchase. At the expiration of the said sixty (60) days if neither this corporation nor any of the stockholders have exercised this option to purchase said stock, then said stockholder may sell it for not less than the price and upon the same terms as were stated in said stockholder's notice to this corporation. In the event of the death of a stockholder, these provisions shall not apply to the transfer of the decedent's stock to heirs or his legatees, but shall be binding upon said heirs and legatees.

be, and it hereby is, deleted in its entirety.

     RESOLVED, that Article VIII of the Company's Articles, which currently reads as follows:

          No sale of any stock of this corporation shall be valid or binding until and unless opportunity to purchase such stock shall have first been given to this corporation and to the other stockholders in accordance with the provisions of the foregoing Article VII and this right and option so vested in this corporation and its stockholder to purchase said stock shall follow any of the stock of this corporation which may be attempted to be sold without compliance with the provisions of the foregoing Article VII into any hands into which said shares of stock may be passed. Such rights may be exercised against the holder or holders of such stock up to sixty (60) days after such shares are tendered for transfer on the books of this corporation, and no transfer of any such shares shall be made on the books of this corporation without the written consent of all of the other record holders of outstanding common stock of this corporation during the pendency of said sixty (60) day period.

be, and it hereby is, deleted in it entirety.

     RESOLVED, that Paragraph B of Article X of the Company's Articles of Incorporation, which currently reads as follows:

          B.  The number of directors shall be such number, not less than one
(1) nor more than fifteen (15) as may be designated in the bylaws and if not designated, as may from time to time be elected by the shareholders, except that when all of the outstanding shares are held of record by fewer than three shareholders then there need be only as many directors as there are shareholders, but this shall not prevent a greater number of directors as aforesaid.

be, and it hereby is, amended to read as follows:

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          B. The number of directors shall be such number, not less than one (1)
nor more than fifteen (15) as may be designated in the bylaws and if not designated, as may from time to time be elected by the shareholders, except that when all of the outstanding shares are held of record by fewer than three shareholders, then there need be only as many directors as there are shareholders, but this shall not prevent a greater number of directors as aforesaid.

     RESOLVED, that Paragraph C of Article X of the Company's Articles of Incorporation, which currently reads as follows:

          C. The Board of Directors shall have the Authority to adopt, make and alter bylaws, including the right to make and alter bylaws fixing their number, qualification, classification or terms of office and of fixing or increasing their compensation, subject to the power of an affirmative vote of sixty percent (60%) of the voting power of the shareholders to change or repeal the bylaws so made.

be, and it hereby is, amended to read as follows:

          C. The Board of Directors shall have the authority to adopt, make and by unanimous vote, alter bylaws, including the right to make and alter bylaws fixing their number, qualification, classification or terms of office and of fixing or increasing their compensation, subject to the power of an affirmative vote of sixty percent (60%) of the voting power of the shareholders to change or repeal the bylaws so made.

     RESOLVED, that Article XI of the Company's Articles, which currently reads as follows:

          Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within two (2) years after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts of the corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership, to the corporation, and the corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board of Directors may at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of any cash or property dividend or redemption price or (b) issuance of any shares, ownership of which has reverted to the corporation pursuant to this Article, to the entity who or which would be entitled thereto had such reversion not occurred.

be, and it hereby is, amended to read as follows:

          Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within two (2) years after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts of the corporation to pay the

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dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership, to the corporation, and the corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board of Directors may at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of any cash or property dividend or redemption price or (b) issuance of any shares, ownership of which has reverted to the corporation pursuant to this Article, to the entity who or which would be entitled thereto had such reversion not occurred.

     IN WITNESS WHEREOF the undesigned President and Secretary of the Company, have executed these Articles of Amendment to the Company's Articles in accordance with law on June 9, 1995.

                              ST. CHARLES GAMING COMPANY, INC.

                              By: /s/ Edward R. McMurphy
                                  -------------------------------------
                                      Edward R. McMurphy, President
                                      and Chief Executive Officer


                              By: /s/ Mark D. Slusser
                                  -------------------------------------
                                      Mark D. Slusser, Secretary

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